Exhibit 10.22



                                VOTING AGREEMENT


          VOTING AGREEMENT dated as of                , 1995 (the "Agreement")
                                       ---------------
among Chartwell Re Corporation ("Chartwell"), a Delaware corporation, and the holders of the shares (the "Piedmont Shares") of common stock, par value $.50 per share, and convertible preferred stock, par value $1.00 per share, of Piedmont Management Company Inc. ("Piedmont"), a Delaware corporation, listed on the signature pages hereof (the "Stockholders").

          WHEREAS, in order to induce Chartwell to enter into an agreement and plan of merger with Piedmont dated as of the date hereof (the "Merger Agreement"), Chartwell has requested that each of the Stockholders, and each of the Stockholders has agreed to, enter into this Agreement.

          Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                     VOTING


          SECTION 1.1.  Agreement to Vote.  (a) Each of the Stockholders hereby
                        -----------------
agrees that during the time that this Agreement is in effect, at any meeting of the stockholders of Piedmont, however called, and in any action by written consent of the stockholders of Piedmont, such Stockholder shall:

          (i) vote any Piedmont Shares presently owned by such Stockholder and any additional Piedmont Shares acquired by such Stockholder (whether by purchase or otherwise) after the date of this Agreement (collectively, the "Stockholder Shares") in favor of the Merger, the Merger Agreement, as amended from time to time, and the transactions contemplated by the Merger Agreement, including in favor of the Piedmont Vote Items; and

          (ii) vote any Stockholder Shares against any proposal for any recapitalization, merger, sale of assets or other business combination between Piedmont and any person or entity (other than the Merger Agreement and any of the foregoing types of transactions solely involving the Asset Management Subs) and any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Piedmont under the Merger Agreement (including the Exhibits











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     thereto) or which is reasonably likely to result in any conditions to
     Piedmont's obligations under the Merger Agreement not being fulfilled.

          (b) The obligations of each of the Stockholders to vote its respective Stockholder Shares in accordance with Section 1.1(a) of this Agreement shall terminate if either the Section 5.12(a) Fee or the Section 5.12(b) Fee is payable under the Merger Agreement.

          SECTION 1.2.  Trust Stockholders.  For any Stockholder which is
                        ------------------
designated as a trust in Exhibit B hereto (collectively, the "Trust Stockholders"), the obligation of such Stockholder to vote its Stockholder Shares in accordance with Section 1.1(a) of this Agreement shall terminate if any change which is materially adverse to the Stockholder shall be made to the terms or conditions of the Merger Agreement or the transactions contemplated thereby or if any waiver shall have been given by Piedmont with respect to any material condition of the Merger, the effect of which is materially adverse to the Stockholders.


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER


          Each of the Stockholders represents and warrants, severally and not jointly, to Chartwell that:

          SECTION 2.1.  Authority Relative to this Agreement.  Such Stockholder
                        ------------------------------------
has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is a corporate or trust entity, the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors or other governing body of such Stockholder, and no other corporate or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Stockholder constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

          SECTION 2.2.  No Conflicts.  (a) The execution and delivery of this
                        ------------
Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) where such Stockholder is a corporate or trust entity, conflict with or violate the organizational documents of such Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which such Stockholder Shares are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time

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or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Stockholder Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder Shares are bound or affected, except, in the case of clauses (i), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under the Agreement.

          SECTION 2.3.  Title to the Shares.  As of the date hereof, such
                        -------------------
Stockholder is the record and, except for the Trust Stockholders or as otherwise indicated on Exhibit B, the beneficial owner of such Stockholder Shares listed opposite the name of such Stockholder on Exhibit B hereto. Such Stockholder Shares set forth opposite the name of such Stockholder on Exhibit B hereto are the only Stockholder Shares owned by such Stockholder. The Stockholder Shares of such Stockholder are, or, if acquired after the date hereof, will be, owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, except that the Stockholder Shares held by Trust Stockholders are held subject to the applicable trust documents, which, subject to Section 1.2, will not prevent or delay the performance by such Stockholder of its obligations under this Agreement. Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder Shares.


                                   ARTICLE III

                          COVENANTS OF EACH STOCKHOLDER


          Each of the Stockholders hereby covenants and agrees that:

          SECTION 3.1.  No Encumbrances on Stockholder Shares.  Except pursuant
                        -------------------------------------
to the terms of this Agreement or the Merger Agreement, for so long as such Stockholder is obligated to vote such Stockholder's Stockholder Shares in


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accordance with Section 1.1(a) hereof, such Stockholder shall not directly or indirectly sell, convey or transfer record or beneficial ownership of any such Stockholder Shares by any means whatsoever to any other Person, except with the consent of Chartwell; provided that Trust Stockholders may transfer ownership of
                      --------
Stockholder Shares as required by applicable governing instruments if the transferee of any Stockholder Shares shall, prior to such transfer, execute a counterpart to this Agreement and shall have agreed to be bound by the terms of this Agreement including, but not limited to, the obligation to vote the Stockholder Shares in accordance with Section 1.1(a). Subject to the foregoing, the Stockholders shall not (without limitation), directly or indirectly (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the Stockholder Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Stockholder Shares during the term of this Agreement.


                                   ARTICLE IV

                                  MISCELLANEOUS


          SECTION 4.1.  Expenses.  All costs and expenses incurred in connection
                        --------
with this Agreement shall be paid by the party incurring such cost or expense.

          SECTION 4.2.  Further Assurances.  Each of the Stockholders will
                        ------------------
execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

          SECTION 4.3.  Additional Agreements.  Subject to the terms and
                        ---------------------
conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.


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          SECTION 4.4.  Specific Performance.  The parties hereto agree that
                        --------------------
Chartwell would be irreparably damaged if for any reason the Stockholders failed to perform any of their obligations under this Agreement, and that Chartwell would not have an adequate remedy at law for money damages in such event. Accordingly, Chartwell shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Stockholders. This provision is without prejudice to any other rights that Chartwell may have against the Stockholders for any failure to perform their obligations under this Agreement.

          SECTION 4.5.  Action in Stockholder Capacity Only.  Each of the
                        -----------------------------------
Stockholders makes no agreement or understanding herein as director or officer of Piedmont. Each of the Stockholders signs solely in his capacity as a recordholder and, except for the Trust Stockholders, beneficial owner of the Stockholder Shares of such Stockholder, and nothing herein shall limit or affect any actions taken in his capacity as officer or director of Piedmont.

          SECTION 4.6.  Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

          SECTION 4.7.  Amendments; Termination.  (a) This Agreement may not be
                        -----------------------
modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by Chartwell and any Stockholders adversely affected thereby.

          (b) This Agreement shall terminate on the earlier to occur of (i) the date of the termination of the Merger Agreement in accordance with its terms or
(ii) the Effective Time of the Merger.

          SECTION 4.8.  Successors and Assigns; Third Party Beneficiary.  The
                        -----------------------------------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Chartwell and the transferring Stockholder, provided that Trust Stockholders may assign, delegate or otherwise transfer such rights or obligations in connection with any transfer pursuant to
Section 3.1 as required under applicable governing instruments, provided that the assignee, delegatee, or transferee shall be required to execute a counterpart to this Agreement, and shall agree to be bound by the terms of this Agreement including, but not limited to, the obligation to vote the Stockholder Shares in accordance with Section 1.1(a).


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          SECTION 4.9.  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Delaware without regard to its principles of conflict of law.

          SECTION 4.10.  Counterparts; Effectiveness.  This Agreement may be
                         ---------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to Chartwell and any Stockholder when Chartwell and such Stockholder shall have received counterparts hereof signed by Chartwell and such Stockholder.

          SECTION 4.11.  Entire Agreement.  This Agreement constitutes the
                         ----------------
entire agreement between Chartwell and each Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Chartwell and each Stockholder with respect to the subject matter hereof.

          SECTION 4.12.  Severability.  If any term or other provisions of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible; provided, however,
                                                           --------
that any such determination will not relieve any of the parties hereto of liability for breach of any warranty or representation set forth herein.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              CHARTWELL RE CORPORATION



                              By:______________________________
                                 Name:
                                 Title:

                                 Address:  300 Atlantic Street
                                           Stamford, CT 06901



                              ________________________________
                              [STOCKHOLDER or TRUSTEE for the trusts listed on Exhibit A]



                              By:______________________________
                                 Name:
                                 Title:

                                 Address:



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